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                                                                   Exhibit 10.35

                                    AMENDMENT
                                       TO
                        AGREEMENT FOR WHOLESALE FINANCING

      This Amendment ("Amendment") to Agreement for Wholesale Financing is made as of December ___, 1999 by and between Comteq Federal, Inc., a Maryland corporation ("Customer") and IBM Credit Corporation, a Delaware corporation ("IBM Credit").

                                    RECITALS:

      WHEREAS, Customer and IBM Credit have entered into that certain Agreement for Wholesale Financing ("Agreement") dated as of October 10, 1993; and

      WHEREAS, Customer and IBM Credit have agreed to modify the Agreement as more specifically set forth below, upon and subject to the terms and conditions set forth herein.

                                    AGREEMENT

      NOW THEREFORE, In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Customer and IBM Credit hereby agree as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Amendment. The Agreement is hereby amended by deleting the first paragraph of Section 11 of the Agreement in its entirety and substituting in lieu thereof is the following:

"11. Any of the following events will constitute an event of default by us under this Agreement: we breache any of the terms, warranties or representations contained in this Agreement or in any other agreements between us and you or between us and any of your affiliates; any guarantor of our obligations to you under this Agreement or any other agreements breaches any of the terms, warranties or representations contained in such guaranty or other agreements between such guarantor and you; any representation, statement, report or certificate made or delivered by us or any of our owners, representatives, employees or agents or by any guarantor to you is not true and correct; we fail to pay any of the liabilities or obligations owed to you or any of your affiliates when due and payable under this Agreement or under any other agreements between us and you or between us and any of your affiliates; you determine that you are insecure with respect to any of the Goods or the payment of our obligations owed to you; we abandon the Goods or any part thereof; we or any guarantor becomes in default in the payment of any indebtedness owed to any third party; there shall occur an Event of Default pursuant to and as defined in any financing agreement between PC Connection, Inc., a Delaware corporation and guarantor and State Street Bank dated as of May 29, 1999 or any successor financing agreement thereto, a judgment issues on any money demand against us or any guarantor; an attachment, sale or seizure is issued against us or any of the Goods; any part of the Goods is seized or taken in execution; the death of the undersigned if the business is operated as a sole proprietorship, or the death of a partner if the business is operated as a partnership, or the death of any guarantor; we cease or suspend our business; we or any guarantor makes a general assignment for the benefit of creditors; we or any guarantor becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, state insolvency laws or any act for the benefit of creditors; any receiver is appointed for any of our or any guarantor's assets, or any guaranty pertaining to our obligations to you is terminated for any reason whatsoever, any guarantor disclaims any obligations under any guaranty; we lose any franchise, permission, license or right to sell or deal in any Goods which you finance; we or any guarantor misrepresents its respective financial condition or organizational structure; or you determine, in your sole discretion, that the Goods, any other collateral given to you to secure our obligations to you, any guarantor's guaranty, or our or any guarantor's net worth has decreased in value, and we have been unable, within the time period prescribed by you, to either provide you with additional collateral in a form


                                   Page 1 of 2                December 14, 1999
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and substance satisfactory to you or reduce our total obligations by an amount sufficient to satisfy you. Following an event of a default."

Section 3. Ratification of Agreement. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect.

Section 4. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws which govern the Agreement.

Section 5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

      IN WITNESS WHEREOF, this Amendment has been executed by duly authorized officers of the undersigned as of the day and year first above written.

IBM CREDIT CORPORATION                   COMTEQ FEDERAL, INC.

By: ___________________________          By: _________________________________

Print Name: ___________________          Print Name: _________________________

Title: ________________________          Title: ______________________________

ATTEST:                                  ATTEST:

_______________________________          _____________________________________

Print Name: ___________________          Print Name: _________________________


                                   Page 2 of 2                December 14, 1999
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          EXHIBIT A, EFFECTIVE DATE December 2, 1999 "FPP EXHIBIT A"),
    TO ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING - FLEXIBLE PAYMENT PLAN
                    ("FPP ADDENDUM") DATED December 22, 1993

      Customer's Name ComTeq Federal, Inc.

1.    FPP Credit Line Fees, Rates and Repayment Terms:

      (a)   FPP Application Processing Fee: $2,500.00;

      (b) FPP Credit Line: Nine Million Five Hundred Thousand Dollars ($9,500,000.00);

      (c)   Valuation Percentage:

            (i) 85% of the amount of Customer's Eligible Accounts as of the date of determination as reflected in the Customer's most recent Collateral Report;

      ** Government receivables will be eligible up to and including 120 days.

      (d) Payment Due Dates will be the 5th, 15th, and 25th of each calendar month;

      (e)   Monthly Service Fee: $500.00;

      (f)   Financing Period: 100 days from the date of each invoice;

      (g) No-Charge Financing Days: For products subsidized by a manufacturer there will be no charge for a certain period of time from the date of the invoice; or

            Basis Points: Unless informed otherwise, for products not subsidized by a manufacturer there will be a one-time charge of 25 basis points for each invoice which is in addition to the Finance Charge Rate beginning on day 1;

      (h)   FPP Financing Charge: Prime Rate plus 1.50%;
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           EXHIBIT A TO ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING
               FLEXIBLE PAYMENT PLAN ("FPP EXHIBIT A") (continued)

1.    FPP Credit Line Fees, Rates and Repayment Terms (cont):

      (i) FPP Working Capital Option ("WCO"): Outstanding advances authorized up to the amount of eligible collateral. Total Outstanding Indebtedness not to exceed the FPP credit line amount;

      (j)   WCO Term: 180 days;

      (k)   FPP WCO Financing Charge: Prime Rate plus 1.50%;

      (l)   Maximum Payment Reschedule Option ("PRO") Term: 30 days;

      (m)   FPP PRO Financing Charge: Prime Rate plus 1.50%

      (n)   Delinquency Fee: Prime Rate plus 6.50%;

      (o)   ** Shortfall Transaction Fee: Shortfall Amount multiplied by 0.30%.

Financing Charges will be based on the Average Daily Balance ("ADB") and will be billed monthly. WCO and PRO Advances will become part of Customer's Outstanding Indebtedness to IBM Credit.
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           EXHIBIT A TO ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING
               FLEXIBLE PAYMENT PLAN ("FPP EXHIBIT A") (continued)

2.    Documentation Requirements: ("Other Documents")

            o Executed Contingent Blocked Account Amendment to a Lockbox Agreement;

            o Subordination or Intercreditor Agreements from all creditors having a lien which is superior to IBM Credit's in any First Assets;

            o Executed Waiver of Landlord Lien for all premises in which a landlord has the right of levy for rent;

            o Any and all other documents and/or agreements IBM Credit, in its sole discretion, deems necessary.

            o     Fiscal year-end financial statements of Customer as of
                  December 31, 1999 and delivered to IBM Credit no later than 90 days after fiscal year end.
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           EXHIBIT A TO ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING
               FLEXIBLE PAYMENT PLAN ("FPP EXHIBIT A") (continued)

2.    Documentation Requirements (continued):

            Customer must submit the following within sixty (60) days after the end of Customer's fiscal year, and as requested by IBM Credit from time to time:

            o A pro forma income statement, balance sheet and cash flow statement for the next 12 months or through the current fiscal year and the following fiscal year; and

            o     business narrative that at a minimum should include an
                  explanation on how Customer plans to accomplish significant changes in revenue, gross profit margin, expenses, operating profit margin and net profit. The Customer's business strategy, anticipated business climate, and the headcount that will produce the projected financial results should also be included.
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           EXHIBIT A TO ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING
               FLEXIBLE PAYMENT PLAN ("FPP EXHIBIT A") (continued)

3.    Financial Covenants:

Definitions: The following terms shall have the following respective meanings in this Exhibit. All amounts shall be determined in accordance with generally accepted accounting principles (GAAP).

      Consolidated Net Income shall mean, for any period, the net income (or loss), after taxes, of Customer on a consolidated basis for such period determined in accordance with GAAP.

      Current shall mean within the on-going twelve month period.

      Current Assets shall mean assets that are cash or expected to become cash within the on-going twelve months.

      Current Liabilities shall mean payment obligations resulting from past or current transactions that require settlement within the on-going twelve month period. All indebtedness to IBM Credit shall be considered a Current Liability for purposes of determining compliance with the Financial Covenants.

      EBITDA shall mean, for any period (determined on a consolidated basis in accordance with GAAP), (a) the Consolidated Net Income of Customer for such period, plus (b) each of the following to the extent reflected as an expense in the determination of such Consolidated Net Income: (i) the Customer's provisions for taxes based on income for such period; (ii) Interest Expense for such period; and (iii) depreciation and amortization of tangible and intangible assets of Customer for such period.

      Fixed Charges shall mean, for any period, an amount equal to the sum, without duplication, of the amounts for such as determined for the Customer on a consolidated basis, of (i) scheduled repayments of principal of all Indebtedness (as reduced by repayments thereon previously made),
      (ii) Interest Expense, (iii) capital expenditures (iv) dividends, (v) leasehold improvement expenditures and (vi) all provisions for U.S. and non U.S. Federal, state and local taxes.

      Fixed Charge Coverage Ratio shall mean the ratio as of the last day of any fiscal period of (i) EBITDA as of the last day of such fiscal period to
      (ii) Fixed Charges.
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           EXHIBIT A TO ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING
               FLEXIBLE PAYMENT PLAN ("FPP EXHIBIT A") (continued)

3.    Financial Covenants (continued):

      Interest Expense shall mean, for any period, the aggregate consolidated interest expense of Customer during such period in respect of Indebtedness determined on a consolidated basis in accordance with GAAP, including, without limitation, amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incidence of such Indebtedness (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any capital lease obligations.

      Long Term shall mean beyond the on-going twelve month period.

      Long Term Assets shall mean assets that take longer than a year to be converted to cash. They are divided into four categories: tangible assets, investments, intangibles and other.

      Long Term Debt shall mean payment obligations of indebtedness which mature more than twelve months from the date of determination, or mature within twelve months from such date but are renewable or extendible at the option of the debtor to a date more than twelve months from the date of determination.

      Net Profit after Tax shall mean Revenue plus all other income, minus all costs, including applicable taxes.

      Revenue shall mean the monetary expression of the aggregate of products or services transferred by an enterprise to its customers for which said customers have paid or are obligated to pay, plus other income as allowed.

      Subordinated Debt shall mean Customer's indebtedness to third parties as evidenced by an executed Notes Payable Subordination Agreement in favor of IBM Credit.

           EXHIBIT A TO ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING
               FLEXIBLE PAYMENT PLAN ("FPP EXHIBIT A") (continued)

3.    Financial Covenants (continued):

            Tangible Net Worth shall mean:

                  Total Net Worth minus;

                        (a) goodwill, organizational expenses, pre-paid expenses, deferred charges, research and development expenses, software development costs, leasehold expenses, trademarks, trade names, copyrights, patents, patent applications, privileges, franchises, licenses and rights in any thereof, and other similar intangibles (but not including contract rights) and other current and non-current assets as identified in Customer's financial statements;

                        (b) all accounts receivable from employees, officers, directors, stockholders and affiliates; and

                        (c)   all callable/redeemable preferred stock.

            Total Assets shall mean the total of Current Assets and Long Term Assets.

            Total Liabilities shall mean the Current Liabilities and Long Term Debt less Subordinated Debt, resulting from past or current transactions, that require settlement in the future.

            Total Net Worth (the amount of owner's or stockholder's ownership in an enterprise) is equal to Total Assets minus Total Liabilities.

            Working Capital shall mean Current Assets minus Current Liabilities.
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           EXHIBIT A TO ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING
               FLEXIBLE PAYMENT PLAN ("FPP EXHIBIT A") (continued)

3.    Non-Financial Covenants:

      Customer agrees to maintain standard all-risk insurance coverage on all locations in the amount of at least Five Hundred Thousand Dollars ($500,000.00) and provide IBM Credit with a copy of the insurance policy. IBM Credit Corporation must be named as a lender loss payee.

           EXHIBIT A TO ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING
               FLEXIBLE PAYMENT PLAN ("FPP EXHIBIT A") (continued)

4.    Financial Report Preparation Requirements:

      Reports due under the terms of the FPP Addendum shall be prepared as follows:

      Annual Reports shall be submitted no later than ninety (90) days after the close of the fiscal year.

      Quarterly Reports shall be prepared internally by the Customer and delivered to IBM Credit no later than forty-five (45) days after the close of the quarter.

      Customer must submit the following within sixty (60) days after the end of Customer's fiscal year, and as requested by IBM Credit from time to time:

            o A pro forma income statement, balance sheet and cash flow statement for the next 12 months or through the current fiscal year and the following fiscal year; and

            o business narrative that at a minimum should include an explanation on how Customer plans to accomplish significant changes in revenue, gross profit margin, expenses, operating profit margin and net profit. The Customer's business strategy, anticipated business climate, and the headcount that will produce the projected financial results should also be included.